UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Corillian Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 7, 2004

Dear Shareholder:

      You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Corillian Corporation (the “Company”).

Place:	Heathman Hotel

1001 SW Broadway
Portland, Oregon

Date: Monday, May 10, 2004

Time: 10:00 a.m. local time

The Notice of the Annual Meeting and Proxy Statement accompany this letter. The Proxy Statement describes the business to be transacted at the meeting and provides other information concerning the Company.

      The principal business to be transacted at the Annual Meeting will be election of directors and ratification of the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004. The Board of Directors recommends that shareholders vote for election of the nominated directors and ratification of KPMG LLP as the Company’s independent auditors.

      We know that many of our shareholders will be unable to attend the Annual Meeting. Proxies are therefore solicited so that each shareholder has an opportunity to vote on all matters that are scheduled to come before the meeting. Whether or not you plan to attend the Annual Meeting, we hope that you will have your stock represented by marking, signing, dating and returning your proxy card in the enclosed envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may, of course, attend the Annual Meeting and vote in person even if you have previously returned your proxy card.

Sincerely,

Alex P. Hart
Chief Executive Officer and President

IMPORTANT

A proxy card is enclosed herewith. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

CORILLIAN CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 10, 2004

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of Corillian Corporation, an Oregon corporation (the “Company”), will be held on Monday, May 10, 2004 at 10:00 a.m. local time, at the Heathman Hotel, located at 1001 SW Broadway, Portland, Oregon:

1. To elect two (2) directors to the Company’s Board of Directors.

2. To ratify the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 2004.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Only shareholders of record at the close of business on March 15, 2004, will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE PREPAID ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE ANNUAL MEETING.

By Order of the Board of Directors

Erich J. Litch
Secretary

Portland, Oregon

April 7, 2004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL 1: ELECTION OF DIRECTORS
Summary Compensation Table
Option Grants in 2003
Aggregate Option Exercises in 2003 and Year-End Option Values
COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
APPENDIX A

PROXY STATEMENT FOR 2004 ANNUAL MEETING OF SHAREHOLDERS

GENERAL

      This proxy statement and the enclosed form of proxy are being mailed on or about April 7, 2004, to shareholders of Corillian Corporation, an Oregon corporation, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the annual meeting of shareholders to be held on May 10, 2004, at 10:00 a.m. local time, at the Heathman Hotel, located at 1001 SW Broadway, Portland, Oregon, and any adjournment thereof (the “Annual Meeting”). Our principal executive offices are located at 3400 NW John Olsen Place, Hillsboro, Oregon 97124.

Revocability of Proxies

      A shareholder giving a proxy has the power to revoke that proxy at any time before it is exercised by filing with our Secretary an instrument of revocation, or a duly exercised proxy bearing a later date, or by personally attending and voting at the Annual Meeting.

Record Date and Outstanding Shares

      Only shareholders of record at the close of business on March 15, 2004 (the “Record Date”) will be entitled to vote at the meeting. At the close of business on the Record Date, there were 37,377,007 shares of our common stock outstanding.

Quorum and Voting

      Each share of our common stock entitles the holder thereof to one vote. Under Oregon law, action may be taken on a matter submitted to shareholders only if a quorum exists with respect to such matter. A majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, will constitute a quorum.

      If a quorum is present, a nominee for election to the Board of Directors will be elected by a plurality of the votes cast by shares entitled to vote at the Annual Meeting. For all other matters, action will be approved if the votes cast in favor of the action exceed the votes cast opposing the action.

      Shares represented by a properly executed proxy will be voted in accordance with the shareholder’s instructions, if given. If no instructions are given, shares will be voted “FOR” (i) the election of the nominees for directors named herein, (ii) the ratification of the selection of KPMG LLP as our independent auditors for fiscal year 2004 and (iii) the recommendations of management on any other matters properly brought before the Annual Meeting. The Board of Directors knows of no other matters to be presented for action at the meeting.

      Proxies that expressly indicate an abstention as to a particular proposal and broker non-votes will be counted for purposes of determining whether a quorum exists at the Annual Meeting, but will not be counted for any purposes in determining whether a proposal is approved and have no effect on the determination of whether a plurality exists with respect to a given nominee. Proxies and ballots will be received and tabulated by Mellon Investor Services LLP, the Company’s transfer agent.

Solicitation of Proxies

      This solicitation is being made on behalf of and the cost of soliciting proxies will be borne by us. In addition to solicitation by mail, certain of our directors, officers, and regular employees may solicit proxies personally or by telephone or other means without additional compensation. Brokers, nominees and fiduciaries will be reimbursed in accordance with customary practice for expenses incurred in obtaining proxies or authorizations from the beneficial shareholders. Your cooperation in promptly completing, signing, dating and returning the enclosed proxy card will help avoid additional expense.

PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors is divided into three classes. The terms of the directors in each class expire at the annual meeting of shareholders in the years listed on the chart below. The directors in Class 1 were elected at the 2001 annual meeting of shareholders; the directors in Class 2 were elected at the 2002 annual meeting of shareholders; and the directors in Class 3 were elected at the 2003 annual meeting of shareholders.

Class 1 Directors	Class 2 Directors	Class 3 Directors

2004	2005	2006
Robert G. Barrett		Eric Dunn
Alex P. Hart	Ravi Mohan	Jay N. Whipple III

      Because the Board of Directors currently consists of five directors, rather than the six directors required for a classified board pursuant to our Articles of Incorporation, the Board of Directors has nominated Messrs. Barrett and Hart for election as directors in Class 1, to serve for one-year terms and until their successors are elected and qualified, unless they shall earlier resign, become disqualified or disabled or shall otherwise be removed. We anticipate appointing one or more additional directors prior to the 2005 annual meeting of shareholders, at which time the Board of Directors will be reclassified.

The Board of Directors recommends that the shareholders vote “FOR” the election of all nominees.

      Although the Board of Directors anticipates that all nominees will be available to serve as directors of Corillian, if any of them do not accept the nomination, or otherwise are unwilling or unable to serve, the proxies will be voted for the election of a substitute nominee or nominees designated by the Board of Directors.

Board and Nominee Biographical Information

      Set forth below are the ages, as of the Record Date, and certain biographical information for each director and nominee.

      Alex P. Hart, age 41, has served as a director of Corillian since January 2001, as Chief Executive Officer since October 2002 and as President since January 2001. Mr. Hart served as Executive Vice President of Corporate Development from April 2000 to January 2001. From January 1999 to April 2000, he was Vice President of Business Development for TransPoint, a joint venture among Microsoft, First Data Corporation and Citigroup. From October 1997 to January 1999, he was Business Development Manager for the Microsoft Internet Finance Server Toolkit at Microsoft Corporation. From February 1996 to September 1997, he was Vice President of Product Management and Strategic Alliances at CheckFree Corporation. Mr. Hart served in various capacities for NationsBank Corporation from February 1987 to February 1996. Mr. Hart holds a degree in American and East Asian History from Harvard College.

      Robert G. Barrett, age 59, has served as a director of Corillian since April 1999. Mr. Barrett became a general partner for FTVentures in 2002. Mr. Barrett was a founding partner of Battery Ventures, and was a Managing Partner from 1984 to 2000. Mr. Barrett serves on the boards of Brooktrout Technology, Inc., Peerless Corporation, and several private companies. Mr. Barrett holds a B.A. degree in History from Harvard College and an M.B.A. degree from the Harvard Business School.

      Ravi Mohan, age 37, has served as a director of Corillian since April 1999. Since September 1996, he has been with Battery Ventures and became a general partner in April 2000. He is a member of the board of Addamark Technologies, a provider of log file management solutions, and Applimation, a provider of enterprise resource planning change management software. Before joining Battery Ventures, Mr. Mohan was an associate with McKinsey & Company, a consulting firm, where he assisted consumer packaged goods companies in developing sales and marketing strategies for clients. Mr. Mohan holds a B.S. degree in Operations Research and Industrial Engineering from Cornell University and an M.B.A. degree from the University of Michigan Business School.

      Jay N. Whipple III, age 47, has served as a director of Corillian since November 1997. Since November 1997, Mr. Whipple has served as President of J.N. Whipple, Inc., a money management firm, and as Chairman of Osprey Partners, LLP, a software services company. From May 1996 to November 1997, he was Executive Vice President and Vice-Chairman of CheckFree Corporation. From November 1978 to May 1996, Mr. Whipple served as President and Founder of Security APL, Inc., a provider of software and services for portfolio accounting and performance measurement. Mr. Whipple holds a B.A. degree in Economics from Yale University and an M.B.A. degree from the University of Chicago Business School.

      Eric Dunn, age 46, has served as a director of Corillian since July 2001. Since November 2003, Mr. Dunn has been a General Partner at Cardinal Venture Capital. From August 2000 to December 2003, Mr. Dunn was President and owner of Kingston Creek Ventures. From 1986 to August 2000, Mr. Dunn served in a number of senior executive capacities at Intuit Inc., most recently as Intuit’s Senior Vice President and Chief Technology Officer. Mr. Dunn graduated with a B.S. in physics from Harvard College and graduated as a Baker Scholar from Harvard Business School.

Board Meetings and Committees

      The Board of Directors has determined that Messrs. Whipple, Barrett, Dunn and Mohan, who constitute a majority of the Board of Directors, are independent under applicable NASD standards.

      During 2003, there were 7 meetings of the Board of Directors. Each director during 2003 attended more than 75% of the aggregate number of Board of Directors’ meetings and meetings of Board committees of which he was a member.

      The Board of Directors has a standing Audit Committee, consisting of Messrs. Whipple, Barrett and Dunn, all of whom are independent under NASD and SEC standards applicable to audit committee members. The Board has determined that Mr. Dunn is an audit committee financial expert. The Audit Committee held 6 meetings during 2003.

      The Board of Directors has a standing Compensation Committee currently consisting of Messrs. Barrett, Whipple and Mohan. Messrs. Barrett, Mohan and Whipple are independent under applicable NASD standards. Executive officers who are also directors of Corillian do not participate in decisions affecting their own compensation. The Compensation Committee held 4 meetings during 2003.

      The Board of Directors has a Nominating and Corporate Governance Committee, consisting of Messrs. Mohan, Barrett, Whipple and Dunn, each of whom is independent under applicable NASD standards. The committee was established in March 2003. The purpose of the committee is to (i) identify individuals qualified to become members of the Board of Directors, (ii) approve and recommend to the Board of Directors director candidates, (iii) develop, update as necessary and recommend to the Board of Directors corporate governance principles and policies applicable to the Company, and (iv) monitor compliance with such principles and policies. The committee’s written charter is available on the corporate governance section of the investor relations page on the Company’s website at www.corillian.com/investors. The committee did not have any meetings during 2003 and only acted by written consent.

      The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating director candidates. The committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the committee considers various potential candidates for director.

Candidates may come to the attention of the committee through current Board members, professional search firms or other persons. These candidates are evaluated at regular or special meetings of the committee, and may be considered at any point during the year.

      While the Nominating and Corporate Governance Committee does not consider nominees recommended by shareholders, shareholders can nominate directors for election by following the procedures set forth in the Company’s bylaws. The Company’s bylaws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director. Shareholders of the Company can nominate candidates for election as directors by submitting a notice in writing to the Secretary of the Company at 3400 NW John Olsen Place, Hillsboro, Oregon 97124. This notice must be received not less than 60 days or more than 90 days prior to the date of the annual meeting of shareholders. If the Company provides less than 70 days’ notice to shareholders of the date of the annual meeting of shareholders, notice by a shareholder nominating a director candidate must be received by the Company by the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed. A shareholder’s written notice to nominate a director candidate must state for each person recommended as a director candidate: the candidates’ name, age, business and residence address and his or her principal occupation or employment. The notice must also state as to the shareholder giving the notice: that person’s name and address as they appear on the Company’s books; a representation that he or she is entitled to vote at the annual meeting of shareholders; the number of shares of the Company’s common stock that he or she beneficially owns; and a representation that the shareholder intends to appear in person or by proxy at the meeting to make the nomination specified in the notice. In addition, the notice must include any other information relating to the shareholder that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended. If a nomination is not made in accordance with these procedures, the nomination will be disregarded.

Shareholder Communication with Directors

      Shareholders can communicate with the Board of Directors by submitting written communication addressed to the Board of Directors, Corillian Corporation, 3400 NW John Olsen Place, Hillsboro, Oregon 97124. The Company encourages its directors to attend the annual meeting of shareholders. One member of the Board of Directors attended the 2003 annual meeting of shareholders.

      All communications received in accordance with these procedures will be reviewed initially by the Company’s Investor Relations Department. The Investor Relations Department will relay the communications to the appropriate director or directors unless the Investor Relations Department determines that the communication:

•	does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees;

•	relates to routine or insignificant matters that do not warrant the attention of the Board;

•	is an advertisement or other commercial solicitation or communication;

•	is frivolous or offensive; or

•	is otherwise not appropriate for delivery to directors.

      The director or directors who receive a communication received in accordance with these procedures will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Investor Relations Department and only in accordance with the Company’s policies and procedures and the applicable law and regulations relating to the disclosure of information.

Compensation of Directors

      Non-employee directors receive $1,000 for each Board of Directors meeting attended and $500 for each committee meeting attended. We also grant stock options to directors from time to time. We did not grant any stock options to directors in 2003. No employee director receives additional compensation for his or her service as a director.

Compensation Committee Interlocks and Insider Participation

      The members of the Compensation Committee during 2003 were Messrs. Barrett, Whipple and Mohan. Messrs. Barrett, Mohan and Whipple have at no time been officers or employees of Corillian. Mr. Barrett was a partner of Battery Ventures, a holder of more than 5% of our stock, until April 2000. Mr. Mohan is a partner of Battery Ventures. We have issued and sold shares of stock to Battery Ventures in two private placement transactions, as previously reported.

Family Relationships

      There are no family relationships between any director, executive officer or person nominated or chosen to be a director or executive officer, and any other director, executive officer or person nominated or chosen to become a director or executive officer of Corillian.

Executive Officers

      Set forth below are the ages, as of the Record Date, and certain biographical information for the executive officers of Corillian.

Name	Age	Position

Alex P. Hart(1)	41	Chief Executive Officer and President

Chris Brooks	36	Chief Technology Officer

Paul K. Wilde	53	Chief Financial Officer

William Hughes	41	Executive Vice President of Operations

Erich J. Litch	33	Senior Vice President of Corporate Development, General Counsel and Secretary

John A. Vincze	41	Senior Vice President of Sales

(1)	For information regarding Mr. Hart, see “Board and Nominee Biographical Information.”

      Chris Brooks has served as our Chief Technology Officer since March 2001. Mr. Brooks served as our Vice President of Engineering from June 2000 to March 2001, as our Director of Platform Engineering from January 2000 to June 2000, and as our Engineering Manager for Voyager from September 1999 to January 2000. From 1998 to 1999, Mr. Brooks served as Senior Principal Engineer for GenRad. From 1996 to 1998, Mr. Brooks was the manager for Manufacturing-Wide Software Development for Micron Technology. Mr. Brooks holds Bachelor of Science degrees in both computer science and electrical engineering from Washington University in St. Louis, Missouri, and a master’s degree in electrical and computer engineering, with an emphasis on high-availability computing, from the University of California at Santa Barbara.

      Paul K. Wilde has served as our Chief Financial Officer since November 2003. From May 2001 to November 2003, Mr. Wilde served as an independent consultant to several small companies and spent personal time off with his family. From May 2000 to May 2001, Mr. Wilde served as President and Chief Executive Officer of Spear Technologies, Inc., an enterprise software company, after serving as its Vice President and Chief Operating Officer from February 1999 to May 2000. From 1991 to 1998, Mr. Wilde served as Chief Financial Officer of Synon Corp., an application development software company. Mr. Wilde holds a B.S. degree in Accounting from Brigham Young University.

      William J. Hughes Jr. has served as our Executive Vice President of Operations since February 2003 and served as our Senior Vice President of Operations from May 2001 to February 2003. Mr. Hughes served as our

Vice President of Quality Assurance and Customer Service from September 2000 to May 2001 and as our Director of Quality from April 2000 to September 2000. From 1998 to 2000, Mr. Hughes was Senior Manager of the Infrastructure and IT Strategy Consulting Practices at Sequent Computer Systems. From 1997 to 1998, Mr. Hughes served as Line of Business Manager for Systems Management Products at Sequent Computer Systems. Mr. Hughes holds a B.S. degree in Computer Science from North Carolina State University and a M.S. degree in Computer Science from Georgia Tech.

      Erich J. Litch has served as our Senior Vice President of Corporate Development since October 2002, as our General Counsel since April 2000 and as our Secretary since December 2003. Mr. Litch served as our Senior Vice President of Business and Legal Affairs from April 2002 to October 2002 and as Vice President of Business and Legal Affairs from April 2001 to April 2002. Mr. Litch was an associate at Perkins Coie LLP from April 1999 to April 2000 and an associate at O’Melveny & Myers LLP from October 1997 to April 1999. Mr. Litch holds a B.A. degree in History and Art History from U.C.L.A. and a J.D. degree from Loyola Law School in Los Angeles, California.

      John Vincze has served as our Senior Vice President of Sales since June 2003. From August 2001 to October 2002, Mr. Vincze was Senior Vice President of Worldwide Field Operations at digiMine Corporation, a provider of data analytics and predictive data mining solutions. From October 1998 to June 2001, Mr. Vincze was Vice President of Alliances and Channels for Vignette Corporation, a leading provider of customer-driven Internet applications. From 1997 to 1998, Mr. Vincze was Director of Sales and Channels at Pandesic LLC, and from 1994 to 1997, he held various positions at SAP America, most recently as Director of Sales & Channel Development for the Certified Business Solutions group.

      There are no arrangements or understandings pursuant to which any person has been appointed as an executive officer of Corillian. We have no employment contracts with any of our executive officers.

Executive Compensation

      The following table sets forth compensation information for 2003, 2002 and 2001 for our Chief Executive Officer, our other four most highly compensated executive officers and Steve Sipowicz (collectively, the “Named Executive Officers”). Mr. Sipowicz was not an executive officer of Corillian as of December 31, 2003.

Summary Compensation Table

				Long-Term
				Compensation
				Awards

		Annual Compensation		Securities
				Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Options	Compensation

Alex P. Hart	2003	$235,000	$120,000	955,000	$—
Chief Executive Officer and President	2002	235,000	—	250,000	209,025	(2)
	2001	235,000	148,642	240,000	15,972	(3)

Chris Brooks	2003	180,000	55,000	345,000	4,575	(4)
Chief Technology Officer	2002	155,000	—	80,000	4,163	(5)
	2001	143,993	35,140	40,000	3,981	(6)

William J. Hughes Jr.	2003	217,500	75,000	590,000	6,000	(7)
Executive Vice President of Operations	2002	187,500	25,000	50,000	5,500	(8)
	2001	142,500	75,925	30,000	5,250	(9)

Erich J. Litch	2003	160,000	50,000	215,000	400	(10)
Senior Vice President of Corporate	2002	155,833	—	50,000	4,675	(11)
Development, General Counsel	2001	103,750	15,303	25,000	3,572	(12)
and Secretary

John A. Vincze(13)	2003	87,500	15,000	350,000	—
Senior Vice President of Sales

Steve Sipowicz	2003	198,576	20,000	40,000	29,770	(14)
Former Chief Financial Officer	2002	200,000	—	100,000	5,040	(15)
and Secretary	2001	183,526	29,423	—	5,040	(16)

(1)	Cash bonuses are earned by our executive officers based upon their individual contributions to Corillian and our overall performance. Bonuses for a given period are paid during the following period.

(2)	Consists of $209,025 of relocation expenses paid on behalf of Mr. Hart by us.

(3)	Consists of $15,972 of relocation expenses paid on behalf of Mr. Hart by us.

(4)	Consists of $4,575 in 401(k) matching contributions paid by us.

(5)	Consists of $4,163 in 401(k) matching contributions paid by us.

(6)	Consists of $3,981 in 401(k) matching contributions paid by us.

(7)	Consists of $6,000 in 401(k) matching contributions paid by us.

(8)	Consists of $5,500 in 401(k) matching contributions paid by us.

(9)	Consists of $5,250 in 401(k) matching contributions paid by us.

(10)	Consists of $400 in 401(k) matching contributions paid by us.

(11)	Consists of $4,675 in 401(k) matching contributions paid by us.

(12)	Consists of $3,572 in 401(k) matching contributions paid by us.

(13)	Mr. Vincze joined Corillian in July 2003.

(14)	Consists of $4,770 in 401(k) matching contributions paid by us and $25,000 in severance payments.

(15)	Consists of $5,040 in 401(k) matching contributions paid by us.

(16)	Consists of $5,040 in 401(k) matching contributions paid by us.

Option Grants

      The following table sets forth information with respect to grants of stock options to the Named Executive Officers during 2003.

Option Grants in 2003

		Percent of
	Number of	Total			Potential Realizable Value at
	Shares	Options			Assumed Annual Rates of Stock
	Underlying	Granted to	Exercise		Price Appreciation for Option Term(3)
	Options	Employees	Price per	Expiration
Name	Granted(1)	in Year	Share(2)	Date	0%	5%	10%

Alex P. Hart	240,000	5.6%	$0.86	4/22/2013	$206,400	$336,203	$535,348
	715,000	16.7	3.00	7/28/2013	2,145,000	3,493,979	5,563,578

Chris Brooks	140,000	3.3	0.86	4/22/2013	120,400	196,119	312,287
	205,000	4.8	3.00	7/28/2013	615,000	1,011,770	1,595,152

William J. Hughes Jr.	175,000	4.1	0.86	4/22/2013	150,500	245,149	390,358
	415,000	9.7	3.00	7/28/2013	1,245,000	2,027,974	3,229,209

Erich J. Litch	125,000	2.9	0.86	4/22/2013	107,500	175,106	278,827
	90,000	2.1	3.00	7/28/2013	270,000	439,802	700,310

John A. Vincze	350,000	8.2	1.33	6/03/2013	465,500	758,250	1,207,387

Steve Sipowicz	40,000	0.9	0.86	4/22/2013	34,400	56,034	89,225

(1)	Options may terminate before their expiration dates if the optionee’s status as an employee or director is terminated.

(2)	Based on the closing price of the common stock as reported on the NASDAQ National Market on the grant date. These option shares vest over four years, with one-fourth vesting after the first year and the remaining option shares ratably vesting quarterly over the remaining three years.

(3)	This column shows the hypothetical gains or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten-year term of the options. The assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices.

Aggregate Option Exercises and Year-End Option Values

      The following table sets forth certain information regarding exercises of stock options during 2003 by the Named Executive Officers and the year-end value of options held by such individuals.

Aggregate Option Exercises in 2003 and Year-End Option Values

			Number of Shares
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		December 31, 2003		December 31, 2003(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Alex P. Hart	—	$—	436,042	1,175,625	$810,053	$4,194,081

Chris Brooks	30,000	81,772	80,761	410,656	162,434	1,657,463

William J. Hughes Jr.	24,750	74,813	53,791	634,792	55,404	2,479,144

Erich J. Litch	34,375	107,920	33,750	256,875	10,906	1,113,663

John A. Vincze	—	—	—	350,000	—	1,753,500

Steve Sipowicz	88,750	364,275	160,000	96,250	774,400	415,513

(1)	Calculated based on the difference between the option exercise price and the closing price of our common stock on December 31, 2003 ($6.34 per share), the last trading day of 2003. The potential values have not been, and may never be, realized. The underlying options have not been, and may never be, exercised. Actual gains, if any, on exercise will depend on the value of our common stock on the date of exercise.

COMPARISON OF TOTAL CUMULATIVE SHAREHOLDER RETURN

      The graph below compares the cumulative total shareholder return on our common stock with the cumulative total return on the Nasdaq Composite U.S. Index and a peer group of companies in the our industry over the period indicated, assuming the investment of $100 on April 12, 2000, the date of our initial public offering, and reinvestment of any dividends. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

      The selected peer group consists of S1 Corporation, Digital Insight, Online Resources and Communications, Intellidata and Jack Henry. Such companies have been selected for the peer group on the basis of, among other factors, the similarity of their business to our business and their market capitalization relative to our market capitalization.

Compensation Committee Report on Executive Compensation

Compensation Committee

      The Compensation Committee of the Board of Directors consists of Messrs. Barrett, Whipple and Mohan, all of whom are independent under applicable NASD standards. Mr. Barrett is the Chairman of the Compensation Committee. Pursuant to authority delegated by the Board of Directors, the Compensation Committee approves compensation of executive officers, including the Chief Executive Officer. The Compensation Committee is also responsible for reviewing and approving executive compensation programs and administering our stock incentive and executive compensation plans. The Compensation Committee also provides advice on a broad range of human resources issues including best practices in the areas of benefits, staffing, succession planning and general compensation.

Compensation Policy

      The Compensation Committee believes that Corillian’s total executive compensation programs should be related to corporate performance. We have developed a total compensation strategy that ties a significant portion of executive compensation to achievement of pre-established financial results. The primary objectives of the Compensation Committee are to:

•	Attract and retain talented executives;

•	Motivate executives to achieve long-term business strategies while achieving near-term financial targets; and

•	Align executive performance with Corillian’s strategic and tactical goals.

      We have base pay and bonus programs for our executive officers, as well as a 401(k) plan. These programs are designed to offer compensation that is competitive with compensation offered by companies of similar size and complexity within the software industry. The Compensation Committee uses comparative information from a group of companies in the software industry, particularly the Internet-based financial services software industry, for establishing executive compensation, general compensation structures and Corillian performance goals.

Base Salaries

      Base salaries for the Chief Executive Officer and other executive officers are initially determined by evaluating the responsibilities of the position and the experience of the individual, and by reference to the competitive marketplace for corporate executives. This includes a comparison of base salary and total compensation for comparable positions at other companies.

      Annual salary adjustments are considered and determined by evaluating Corillian’s performance and each executive officer, and also take into account any new responsibilities and information about the competitive marketplace for corporate executives. The Compensation Committee, when appropriate, also considers non-financial performance measures that focus attention on improvement in management processes.

Executive Bonus Plan

      Our executive officers participate in an executive bonus plan, which is a semi-annual cash incentive compensation plan. Corillian’s performance objectives and each executive officer’s personal objectives are established and approved by the Compensation Committee in the first quarter of the fiscal year. Performance measures have established semi-annual targets that determine the amount of cash payment under the plan.

Stock Options

      All of our employees, including executive officers, are eligible to participate in our 2000 Stock Incentive Compensation Plan. Existing executive officers and directors are not eligible to participate in our 2003 Nonqualified Stock Incentive Compensation Plan, but newly hired executive officers may receive awards under this plan as an inducement to accepting employment with Corillian. All option grants are approved by the Compensation Committee, except that our Chief Executive Officer may approve option grants so long as the number of shares subject to the options granted to a particular individual do not exceed 30,000 in any twelve-month period. Guidelines for the number of options granted to executive officers have been established and are reviewed periodically by the Compensation Committee to ensure competitiveness. Actual grants are based on individual performance and contribution to our strategic success.

Compensation Committee Report Submitted By:

Robert G. Barrett, Chairman

Jay N. Whipple III
Ravi Mohan

Audit Committee Report

Audit Committee

      The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee consists of Messrs. Whipple, Barrett and Dunn. Mr. Whipple is the Chairman of the Audit Committee. All of the members of the Audit

Committee are independent directors, are able to read and understand financial statements and have experience in finance and accounting that provide them with financial sophistication.

Duties and Responsibilities

      The Audit Committee operates under a written charter approved by the Board of Directors, a copy of which is included as Appendix A to this proxy statement. Pursuant to authority delegated by the Board of Directors and the written charter of the Audit Committee, the Audit Committee assists the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s independent auditors and internal audit function and (5) compliance with the Company’s code of ethics for senior financial officers and compliance with the Company’s code of conduct for all emloyees, officers and directors. In addition, the Audit Committee has the sole authority and responsibility to appoint, determine funding for, evaluate and, where appropriate, replace the independent auditor.

      In connection with these responsibilities, the Audit Committee reviewed, and met with management and the independent auditors to review and discuss, the December 31, 2003 financial statements. The Audit Committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence.

Fiscal 2003 Audit

      Based upon the Audit Committee’s review of the financial statements and discussions with management and the independent auditors, and the Audit Committee’s review of the representations of management and the independent auditors, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Corillian’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 24, 2004.

Audit Committee Report Submitted By:

Jay N. Whipple III, Chairman

Eric Dunn
Robert G. Barrett

Audit and Non-Audit Fees

      The following table presents fees for professional services rendered by our independent auditors, KPMG LLP, for the audit of our 2003 annual financial statements, and fees billed for other services rendered by KPMG LLP during 2003.

	Fees

	2002	2003

Services

Audit fees	$150,000	$159,000

Audit-related fees(1)	40,000	14,000

Tax fees(2)	56,000	34,000

All other fees(3)	35,000	63,000

Total fees	$281,000	$270,000

(1)	Audit-related fees consisted of fees for accounting consultation services.

(2)	Tax fees consisted of fees for tax compliance services.

(3)	All other fees consisted of fees for a SAS 70 review performed by KPMG LLP over Corillian’s hosted data center located in Oregon.

      The Audit Committee pre-approves all audit and permitted non-audit services to be performed by Corillian’s independent auditors.

Employment, Change of Control and Severance Agreements

      Corillian has entered into severance agreements with key employees of the company, including the executive officers. These severance agreements provide for severance payments to be made to these employees if they are terminated without cause at any time and increased severance payments if they are terminated without cause within one year after a change of control of Corillian. The severance payments that would be made if these employees are terminated without cause at any time are as follows: for Alex Hart, one year’s base salary; for each of the other executive officers, six month’s base salary. The severance payments that would be made if these employees are terminated without cause within one year after a change of control of Corillian are as follows: for Alex Hart, one year’s base salary plus an amount sufficient to enable him to pay off the entire outstanding amount of his debt obligation to Corillian (currently $125,000) after taking into account applicable withholding taxes; for John Vincze, nine months’ base salary; for William Hughes and Chris Brooks, one year’s base salary; for Paul Wilde, one year’s base salary if Mr. Wilde has established permanent residency in Portland, Oregon and six months’ base salary if Mr. Wilde has not established permanent residency in Portland, Oregon; and for Erich Litch, six months’ base salary.

Related Party Transactions

      In January 2001, we extended a $300,000 short-term loan to Alex Hart to assist him in purchasing a house in Portland, Oregon while he was in the process of selling his house in Bellevue, Washington and relocating to Portland to serve as Corillian’s President. The loan is interest-free and is secured by all assets of Mr. Hart. Mr. Hart has paid $175,000 of the principal amount of the note, and $125,000 of the principal amount remains outstanding as of March 15, 2004.

Equity Compensation Plan Information

      In May 2003, Corillian’s Board of Directors adopted the 2003 Nonqualified Stock Incentive Compensation Plan and authorized the issuance of 1,000,000 shares of common stock under the plan. This plan was adopted as a retention plan for Corillian’s employees. The Company may not grant stock options under this plan to any existing directors or officers. A significant number of stock options outstanding under Corillian’s previously approved stock option plans had exercise prices that were significantly higher than Corillian’s stock price in May 2003, and Corillian did not anticipate that those stock options would be exercised in the near future or at all, absent extraordinary stock price appreciation. The Board carefully evaluated the alternatives available for providing incentives for and retaining employees and decided to make additional option grants rather than conducting a company-wide option cancellation program or re-pricing. As a result of this decision, the Board decided that it was necessary to adopt this plan. The Board acted to keep the long-term interests of Corillian’s workforce tightly aligned with the long-term interests of shareholders and to counter any financial incentive competitors might offer to Corillian employees. Corillian does not intend to adopt or materially modify any stock compensation plans in the future without shareholder approval.

      The following table provides information as of December 31, 2003 about Corillian’s common stock that may be issued to employees, consultants or directors under Corillian’s currently existing equity compensation plans:

Securities Authorized for Issuance Under Equity Compensation Plans

	Number of Shares to be	Weighted-average	Number of Shares Remaining
	Issued Upon Exercise	Exercise Price of	Available for Issuance Under
	of Outstanding Options	Outstanding Options	Equity Compensation Plans

Equity compensation plans approved by shareholders	5,694,578 (1)	$3.45	888,894	(2)(3)

Equity compensation plans not approved by shareholders	906,500	3.96	93,500

Total:	6,601,078	$3.51	982,394

(1)	Excludes 1,170 shares of Corillian’s common stock that are issuable upon the exercise of outstanding options that were assumed in connection with Corillian’s acquisition of Hatcher Associates Inc. (now Corillian Services, Inc.), with a weighted average exercise price of $7.05.

(2)	Includes 654,415 shares remaining available for purchase under Corillian’s 2000 Stock Incentive Compensation Plan. The 2000 Stock Incentive Compensation Plan includes an evergreen formula pursuant to which the number of shares authorized for grant will be increased annually by the lesser of (1) 400,000 shares, and (2) an amount equal to one percent of the average outstanding shares of the common stock of the Company as of the end of the immediately preceding fiscal year on a fully-diluted basis; plus any shares subject to outstanding awards under Corillian’s 1997 Stock Option Plan as of the effective date of the 2000 Stock Incentive Compensation Plan that cease to be subject to such awards other than by reason of exercise or payment of such awards. Excludes 369,123 additional shares of common stock that became available for purchase under the 2000 Stock Incentive Compensation Plan on January 1, 2004 pursuant to the evergreen formula. Also excludes shares that will become issuable under the 2000 Stock Incentive Compensation Plan if and when they cease to be subject to outstanding awards (other than by reason of exercise or settlement of the awards) under our 1997 Stock Option Plan.

(3)	Includes 234,479 shares remaining available for issuance under Corillian’s 2000 Employee Stock Purchase Plan. The 2000 Employee Stock Purchase Plan includes an evergreen formula pursuant to which the number of shares authorized for grant will be increased annually by the lesser of (1) 333,333 shares, (2) an amount equal to two percent of the average number of shares of common stock outstanding on a fully diluted basis as of the end of our immediately preceding fiscal year, and (3) a lesser amount determined by our Board of Directors. Excludes 333,333 additional shares of common stock that became available for issuance under the 2000 Employee Stock Purchase Plan on January 1, 2004 pursuant to the evergreen formula.

2003 Nonqualified Stock Incentive Compensation Plan (the “2003 Plan”)

      Stock Subject to the Plan. Subject to adjustment for stock splits, a maximum of 1,000,000 shares of common stock will be available for issuance under the 2003 Plan. The shares issued under the 2003 Plan will be from authorized but unissued shares of our common stock or from shares subsequently acquired as treasury shares.

      Administration. The 2003 Plan may be administered by our Board of Directors or any Board appointed committee. The plan administrator, subject to the terms of the 2003 Plan, selects the individuals to receive options, determines the terms and conditions of all options and interprets the provisions of the 2003 Plan. The plan administrator is also authorized to make such rules and regulations as it deems necessary to administer the 2003 Plan. The plan administrator’s decisions, determinations and interpretations are binding on all holders of options granted under the 2003 Plan.

      Awards. The plan administrator is authorized to grant nonqualified stock options and stock awards under the 2003 Plan. Awards may consist of one or more of these grant types.

      Eligibility. Options may be granted to our employees and consultants and to the employees and consultants of any parent or subsidiary of us, except that options may not be granted to our executive officers or directors. As of December 31, 2003, approximately 216 employees were eligible to participate in the 2003 Plan.

      Option Grants. Options granted under the 2003 Plan are nonqualified stock options. The exercise price for each option is determined by the plan administrator. The exercise price for shares purchased under an option must be paid in a form acceptable to the plan administrator, which forms may include cash, a check, shares of already owned common stock, a broker-assisted cashless exercise or such other consideration as the plan administrator may permit. Unless the plan administrator determines otherwise, the term of each option will be ten years from the date of grant.

      Each option will vest and become exercisable by the holder based on a vesting schedule set forth in the individual optionees grant notice. Grants made to employees typically vest with respect to  1/4 of the shares issuable with respect to the option after the first year and  1/16th of the shares after each three-month period of continuous service thereafter. Unless the plan administrator determines otherwise, options vested as of the date of termination of the optionees employment or service relationship with the Company by reason of death or disability generally will be exercisable for one year after the date of termination unless the option term expires as of an earlier date. In the event of termination for a reason other than death or disability, the option will be exercisable for a period of time determined by the plan administrator, generally three months from the date of termination, and in no event may the option be exercisable after the expiration of its term. A transfer of employment or service relationship between us, our subsidiaries and any parent of the Company is not deemed a termination for purposes of the 2003 Plan.

      Transferability. Unless otherwise determined by the plan administrator, no option granted under the 2003 Plan may be transferred or assigned except by will or the laws of descent and distribution, and no option may be exercised by anyone other than the holder during the holder’s lifetime.

      Stock Awards. The plan administrator can also grant awards of shares of common stock, or awards denominated in units of common stock, and can subject these awards to repurchase or forfeiture restrictions based on continuous service with the company or the achievement of performance goals.

      Adjustment of Shares. In the event of stock splits, stock dividends, reclassification or similar changes in our capital structure, the Board of Directors, in its sole discretion, will make equitable adjustments in (a) the number of shares covered by each outstanding option, (b) the number of shares authorized for issuance under the 2003 Plan but as to which no options have yet been granted and (c) the purchase price of the common stock underlying each option.

      Company Transaction. In the event of merger or consolidation of the Company with or into any other company or a sale, lease, exchange or other transfer of all or substantially all the Company’s then outstanding securities or all or substantially all the Company’s assets, all outstanding options will be assumed or substituted for successor company. If the successor company refuses to assume or substitute for the options, all outstanding options will become immediately vested and exercisable immediately prior to the effective date of the transaction and will then be terminated.

      Termination and Amendment. The Board of Directors may at any time amend, suspend, alter or terminate the 2003 Plan. The 2003 Plan will terminate ten years after the date on which it was adopted by the Board of Directors, unless earlier terminated by the Board. No suspension, alteration, termination or amendment of the 2003 Plan may materially impair or diminish the rights of holders of outstanding options without the holder’s written consent.

      Federal Income Tax Consequences. The following is a summary of the material United States federal income tax consequences to us and to participants in the 2003 Plan. The summary is based on the Code and the United States Treasury regulations promulgated thereunder in effect as of the date of this report, all of which may change with retroactive effect. The summary is not intended to be a complete analysis or discussion of all potential tax consequences that may be important to participants in the 2003 Plan. Therefore, we strongly encourage participants to consult their own tax advisors as to the specific federal income tax or other tax consequences of their participation in the 2003 Plan.

      Generally, the grant of a nonqualified stock option will not result in any federal income tax consequences to the participant or to us. Upon exercise of a nonqualified stock option, the participant generally will recognize ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the amount paid for the stock upon exercise of the option. Subject to certain limitations, we generally will be entitled to a corresponding business expense deduction equal to the ordinary income recognized by the participant. Upon disposition of the stock, the participant will recognize capital gain or loss equal to the difference between the amount realized on the disposition of such stock over the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such capital gain or loss will be characterized as short-term or long-term, depending on how long the stock was held. Slightly different rules may apply to optionees who are subject to Section 16(b) of the Exchange Act.

      Upon the receipt of shares of our common stock pursuant to a stock award that is subject to repurchase rights, the holder will generally recognize ordinary compensation income (subject to FICA and income tax withholding) when the shares vest in an amount equal to the fair market value of the shares that vest on each vesting date. If the stock award is not subject to restrictions other than restrictions on transfer, or the holder files an election pursuant to Section 83(b) of the Code, the holder will generally recognize ordinary compensation income (subject to FICA and income tax withholding) in an amount equal to the fair market value of the shares on the date of receipt. We will generally be entitled to a deduction at the same time and in the same amount as a participant recognizes ordinary income.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table contains information about the beneficial ownership of our common stock as of March 15, 2004 for

•	each person who beneficially owns more than 5% of our common stock;

•	our chief executive officer and each of the executive officers named in the summary compensation table; and

•	all of our executive officers and directors as a group.

      Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and except for community property laws where applicable, the persons named in the following table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership before the offering is based on 37,377,007 shares of common stock outstanding as of March 15, 2004.

		Percentage of Shares
Name and Address	Beneficially Owned	Outstanding

Mazama Capital Management, Inc.(1)	5,389,736	14.4%
One S.W. Columbia, Suite 1500, Portland, Oregon 97258

Battery Ventures(2)	2,422,696	6.5
901 Mariners Island Boulevard, Suite 475 San Mateo, California 94404

Jay N. Whipple III(3)	1,511,396	4.0
135 South LaSalle Street, Suite 2412 Chicago, Illinois 60603

Ravi Mohan(4)	2,422,696	6.5
c/o Battery Ventures 901 Mariners Island Boulevard, Suite 475 San Mateo, California 94404

Alex Hart(5)	607,292	1.6

Robert C. Barrett(6)	132,395	*

Chris Brooks(7)	125,669	*

William Hughes(8)	115,570	*

John A. Vincze(9)	87,500	*

Erich J. Litch(10)	70,938	*

Eric Dunn(11)	41,000	*

Steve Sipowicz(12)	16,250	*

All directors and executive officers as a group (9 persons)(13)	5,114,456	13.3

*	Represents beneficial ownership of less than 1%.

(1)	This information is based on a Schedule 13G filed on February 11, 2004. Of these shares, Mazama Capital Management, Inc. has sole power to vote 2,737,773 shares and sole power to dispose of 5,389,736 shares.

(2)	This information is based on a Schedule 13G filed on February 12, 2004. Consists of 2,072,163 shares held by Battery Ventures V, L.P.; 302,837 shares held by Battery Ventures Convergence Fund, L.P.; and 47,696 shares held by Battery Investment Partners V, LLC.

(3)	Includes 31,666 shares subject to options exercisable within 60 days of April 7, 2003.

(4)	This information is based on a Schedule 13G filed on February 12, 2004. Consists of 2,072,163 shares held by Battery Ventures V, L.P.; 302,837 shares held by Battery Ventures Convergence Fund, L.P.; and 47,696 shares held by Battery Investment Partners V, LLC. Mr. Mohan disclaims beneficial ownership of all of these shares, except to the extent of his pecuniary interests.

(5)	Consists of 607,292 shares subject to options exercisable within 60 days of April 7, 2004.

(6)	Includes 18,334 shares subject to options exercisable within 60 days of April 7, 2004.

(7)	Includes 118,352 shares subject to options exercisable within 60 days of April 7, 2004.

(8)	Includes 115,570 shares subject to options exercisable within 60 days of April 7, 2004.

(9)	Includes 87,500 shares subject to options exercisable within 60 days of April 7, 2004.

(10)	Consists of 70,938 shares subject to options exercisable within 60 days of April 7, 2004.

(11)	Includes 20,000 shares subject to options exercisable within 60 days of April 7, 2004.

(12)	Consists of 16,250 shares subject to options exercisable within 60 days of April 7, 2004.

(13)	Includes 1,067,040 shares subject to options exercisable within 60 days of April 7, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and any persons who beneficially own more than 10 percent of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the “SEC”). Specific due dates for such reports have been established. Persons subject to the Section 16(a) reporting requirements are required to furnish the Company copies of all Section 16(a) reports they file with the SEC. To our knowledge, based solely on a review of copies of such reports furnished to us and representations that no other reports are required, all Section 16(a) filing requirements applicable to such reporting persons have been complied with during 2003, except Mr. Brooks inadvertently filed a late report for a transaction executed in December 2003, and Mr. Barrett inadvertently filed a late report for a distribution of shares from Battery Ventures in September 2003.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      On March 19, 2004, the Audit Committee of the Board of Directors appointed KPMG LLP to act as our independent auditors for the year ending December 31, 2004. Representatives of KPMG LLP will be in attendance at the Annual Meeting and will be given the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

      The Board of Directors recommends that the shareholders vote “FOR” the ratification of KPMG LLP as Corillian’s independent auditors for the year ending December 31, 2004.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

      Shareholder proposals to be presented at the 2005 Annual Meeting of Shareholders must be received at Corillian’s principal executive offices no later than January 10, 2005 in order to be included in Corillian’s proxy statement and form of proxy relating to that meeting.

      According to Corillian’s Bylaws, for business to be properly brought before the 2005 Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at Corillian’s principal executive offices not less than 60 days nor more than 90 days prior to the date of the 2005 Annual Meeting; provided, that in the event that less than 70 days’ notice of the date of the 2005 Annual Meeting is given to the shareholders, notice by the shareholder, to be timely, must be so received not later than the close of business on the seventh day following the day on which such notice of the date of the meeting was mailed.

      If Corillian receives proper notice of a shareholder proposal pursuant to Corillian’s Bylaws, and such notice is not received a reasonable time prior to mailing by Corillian of its proxy materials for Corillian’s 2005 Annual Meeting of Shareholders, Corillian believes that its proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

      CORILLIAN’S 2003 ANNUAL REPORT TO SHAREHOLDERS ACCOMPANIES THESE MATERIALS. COPIES OF CORILLIAN’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 MAY BE OBTAINED FROM CORILLIAN WITHOUT CHARGE UPON WRITTEN REQUEST TO CORILLIAN. REQUESTS SHOULD BE DIRECTED TO THE SECRETARY, CORILLIAN CORPORATION, 3400 NW JOHN OLSEN PLACE, HILLSBORO, OREGON 97124.

Alex P. Hart
Chief Executive Officer and President

Portland, Oregon

April 7, 2004

APPENDIX A

CORILLIAN CORPORATION

AUDIT COMMITTEE CHARTER

As of March 19, 2004

1.     Purpose and Authority

      The Audit Committee (the “Committee”) shall assist the Board in oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) the performance of the Company’s independent auditors and internal audit function and (5) compliance with the Company’s code of ethics for senior financial officers and compliance with the Company’s code of conduct for all Company personnel.

      The Committee shall have the sole authority and responsibility to appoint, determine funding for, evaluate and, where appropriate, replace the independent auditor. The Committee shall also have all authority necessary to fulfill the duties and responsibilities assigned to the Committee in this Charter or otherwise assigned to it by the Board.

      As the Committee deems appropriate, it may retain independent counsel, accounting and other professionals to assist the Committee without seeking Board approval with respect to the selection, fees or terms of engagement of any such advisors.

      The Committee when appropriate may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Committee.

2.     Composition

(a) Independence

      The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall meet the independence requirements established by the Board, the Nasdaq Stock Market and any other regulations applicable to the Company from time to time, including regulations limiting Committee member compensation.

(b) Financial Literacy/ Expertise

      Each Committee member must, at a minimum, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. At least one Committee member shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the member’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities, and shall be a “financial expert,” in accordance with such regulations as may be applicable to the Company from time to time

(c) Service on Other Public Company Audit Committees

      No member of the Committee shall serve on more than two audit committees of publicly traded companies, other than the Company, at the same time such member serves on this Committee, unless the Board determines that such simultaneous service would not impair the ability of such member to effectively serve on this Committee. If a Committee member serves on the audit committees of both a public company and a wholly-owned subsidiary of such company, such service shall be counted as service on one audit committee, rather than two.

(d) Appointment and Removal of Members

      The members of the Committee shall be appointed by the Board on the recommendation of the Nominating/ Corporate Governance Committee. The Board may remove any member from the Committee at any time with or without cause.

3.     Duties and Responsibilities

      The Committee shall have the following duties and responsibilities, in addition to any duties and responsibilities assigned to the Committee from time to time by the Board.

(a) Engagement of Independent Auditor

      (i) Select and retain the independent auditor; determine and approve compensation of the independent auditor; resolve disagreements between management and the independent auditor; oversee and evaluate the independent auditor and, where appropriate, replace the independent auditor, with the understanding that the independent auditor shall report directly to and be overseen by the Committee.

      (ii) Pre-approve the retention of the independent auditor for all audit, review or attest engagements and all non-audit services as the independent auditor is permitted to provide the Company and approve the fees for such services, other than de minimus non-audit services allowed by relevant law. The Committee may pre-approve services by establishing detailed pre-approval policies and procedures as to the particular service, provided that the Committee is informed of each service pre-approved. Pre-approval of audit and non-audit services is exclusive to the audit committee and shall not be delegated to management, but may be delegated to one or more independent members of the Committee so long as that member or members report their decisions to the Committee at all regularly scheduled meetings. In considering whether to pre-approve any non-audit services, the Committee or its delegees shall consider whether the provision of such services is compatible with maintaining the independence of the auditor.

(b) Evaluate Independent Auditor’s Qualifications, Performance and Independence

      (i) At least annually, evaluate the independent auditor’s qualifications, performance and independence, including that of the lead partner.

      (ii) At least annually, obtain and review a report by the independent auditor describing the firm’s internal quality control procedures; any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, relating to one or more audits carried out by the firm and any steps taken to deal with any such issues.

      (iii) At least annually, obtain and review the letter and written disclosures from the independent auditor consistent with Independence Standards Board Standard No. 1, including a formal written statement by the independent auditor delineating all relationships between the auditor and the Company; actively engage in a dialogue with the auditor with respect to that firm’s independence and any disclosed relationships or services that may impact the objectivity and independence of the auditor; and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditor.

      (iv) Discuss with the independent auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, Communications with Audit Committee, SAS No. 89, Audit Adjustments, and SAS No. 90, Audit Committee Communications, all as amended from time to time, together with any other matters as may be required for public disclosure or otherwise under applicable laws, rules and regulations.

      (v) Ensure that the independent auditor’s lead partner and reviewing partner are replaced every five years. Consider, from time to time, whether a rotation of the independent auditing firm would be in the best interests of the Company and its shareholders.

      (vi) Present the Committee’s conclusions regarding the performance, qualifications and independence of the independent auditor to the full Board.

(c) Review Financial Statements and Financial Disclosure

      (i) Prior to the filing of any periodic report, meet with management and the independent auditor to review and discuss the annual audited financial statements and quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the report of the independent auditor thereon and to discuss any off-balance sheet structures and significant issues encountered in the course of the audit work, including any restrictions on the scope of activities, access to required information, significant disagreements with management or the adequacy of internal controls.

      (ii) Regularly review with the independent auditor any audit problems or difficulties and management’s response, including adjustments noted or proposed by the independent auditor but not taken (as immaterial or otherwise) by management, communications between the audit team and the national office concerning auditing or accounting issues, and any management or internal control letters issued or proposed to be issued by the auditor. Review and discuss with the independent auditor the responsibilities, budget and staffing of the Company’s internal audit function.

      (iii) If so determined by the Committee, based on its review and discussion of the audited financial statements with management and the independent auditor, its discussions with the independent auditor regarding the matters required to be discussed by SAS 61, and its discussions regarding the auditor’s independence, recommend to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

      (iv) Review earnings press releases in advance, including all quarterly earnings releases. Discuss or review financial information and earnings guidance provided to analysts and rating agencies; this discussion or review may be done generally and does not require the Committee to discuss in advance each instance in which the Company may provide earnings guidance.

(d)	Periodic Assessment of Accounting Practices and Policies and Risk and Risk Management

      (i) Obtain and review timely reports from the independent auditor regarding (1) all critical accounting policies and practices to be used, (2) all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

      (ii) Review at least annually (a) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; and (c) the effect of regulatory and accounting initiatives on the financial statements of the Company.

      (iii) Review changes in promulgated accounting and auditing standards that may materially affect the Company’s financial reporting practices.

(e) Internal Audit Review

      (i) Review the responsibilities, functions and performance of the Company’s internal audit department, including internal audit plans, budget and the scope and results of internal audits.

      (ii) Review any reports by management regarding the effectiveness of, or any deficiencies in, the design or operation of disclosure controls and procedures or internal controls and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

Review any report issued by the Company’s independent auditor regarding management’s assessment of the Company’s internal controls.

      (iii) Periodically review with management, the internal audit department and the independent auditor the scope and adequacy of the internal accounting controls implemented to comply with the Foreign Corrupt Practices Act (“FCPA”).

      (iv) Periodically review with management, the internal audit department and the independent auditor, and report to the Board regarding, the Company’s compliance with the recordkeeping provisions of the FCPA and SEC rules.

(f) Related-Party Transactions

      Review and approve, prior to execution, all related-party transactions, including transactions between the Company and its officers or directors or affiliates of officers or directors.

(g) Proxy Statement Report of Audit Committee

      Approve the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

(h) Hiring Policies

      Set clear hiring policies for the Company’s hiring of employees or former employees of the independent auditor who were engaged on the Company’s account (including past and present members of the audit engagement team), and ensure that such policies comply with any regulations applicable to the Company from time to time. Consider how such policies affect auditor’s independence.

(i) Ethics Compliance and Complaint Procedures

      (i) Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. This responsibility is exclusive to the audit committee.

      (ii) Establish procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. This responsibility is exclusive to the audit committee.

      (iii) Develop and monitor compliance with a code of ethics for senior financial officers pursuant to and to the extent required by regulations applicable to the Company from time to time.

      (iv) Review and monitor compliance with a code of conduct for all Company employees, officers and directors pursuant to and to the extent required by regulations applicable to the Company from time to time.

(j) Reports to Board

      (i) Report regularly to the Board any issues that arise with respect to the quality and integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the internal and independent auditors and the performance of the internal audit function.

      (ii) Provide minutes of Committee meetings to the Board and report to the Board on any significant matters arising from the Committee’s work.

4.     Meetings

      The Committee shall establish a meeting calendar annually, which shall include at least four quarterly meetings for the year. The Committee may hold such other meetings as are necessary or appropriate in order for the Committee to fulfill its responsibilities. In the absence of a member designated by the Board to serve as chair, the members of the Committee may appoint from among their number a person to preside at their meetings.

      The Committee shall meet at least quarterly in separate executive sessions with management, internal audit personnel and the independent auditor to discuss matters that the Committee or the other groups believe warrant Committee attention.

5.     Evaluation

      The Committee shall review and reassess this Charter at least annually and, if appropriate, propose changes to the Board.

      The Committee shall obtain or perform an annual evaluation of the Committee’s performance and make applicable recommendations for improvement.

      It is the responsibility of the Company’s management to prepare consolidated financial statements in accordance with GAAP and the responsibility of the Company’s independent auditors to audit those financial statements. The Committee’s responsibility is one of oversight.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” EACH NOMINEE IN ITEM 1 AND “FOR” ITEM 2.

Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

1.	Election of Directors. Election of the following nominees to serve as directors each for a one-year term or until his or her successor is duly elected.
		FOR	WITHHELD FOR ALL
(a) (b)	Robert G. Barrett Alex P. Hart	☐	☐

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Ratification of Independent Public Auditors. Ratify the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2004.	☐	☐	☐

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned.

IMPORTANT

A proxy card is enclosed herewith. All shareholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any shareholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

IT IS IMPORTANT THAT YOUR STOCK BE VOTED

YOUR VOTE IS IMPORTANT. PROMPT RETURN OF THIS PROXY CARD WILL HELP SAVE THE EXPENSE OF ADDITIONAL SOLICITATION EFFORTS.

Signature                                                   Signature if held jointly                                                 Dated:              , 2004

Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

— Detach here from proxy voting card —

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM EST the day prior to annual meeting day.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail

http://www.eproxy.com/cori		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on
the internet at: http://www.corillian.com

Mellon Online

PROXY

PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 10, 2004.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Paul K. Wilde and Alex P. Hart, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of Corillian Corporation held of record by the undersigned on March 15, 2004, at the Annual Meeting of Shareholders to be held on May 10, 2004 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

— Detach here from proxy voting card. —

You can now access your Corillian Corporation account online.

Access your Corillian Corporation shareholder/stockholder account online via Investor ServiceDirect ® (ISD).

Mellon Investor Services LLC, agent for Corillian Corporation, now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
•	View certificate history	•	Make address changes
•	View book-entry information	•	Obtain a duplicate 1099 tax form
		•	Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect ® is a registered trademark of Mellon Investor
Services LLC

Mellon Online